UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

1ST CONSTITUTIONAL BANCORP

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1ST CONSTITUTION BANCORP

P.O. Box 634

2650 Route 130 North

Cranbury, New Jersey 08512

To Our Shareholders:

You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of Shareholders of 1st Constitution Bancorp (the “Company”) to be held on Thursday, May 20, 2004 at 3:00 p.m. Eastern Time at Forsgate Country Club, 375 Forsgate Drive, Monroe Township, New Jersey.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

(1)	The election of three directors to the Company’s Board of Directors;

(2)	The ratification of the selection of Grant Thornton LLP as the Company’s independent accountants for the 2004 fiscal year; and

(3)	The conduct of other business if properly raised.

The Board of Directors of the Company believes that the election of the nominees and the proposal being submitted to the shareholders are in the best interest of the Company and its shareholders and urges you to vote in favor of the nominees and the proposal.

Very truly yours,

ROBERT F. MANGANO
President and Chief Executive Officer

Cranbury, New Jersey

April 21, 2004

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, please vote your proxy as promptly as possible, whether or not you plan to attend the Annual Meeting. The prompt return of proxies will save the Company the expense of further requests for proxies to insure a quorum at the Annual Meeting. A stamped self-addressed envelope is enclosed for your convenience.

1ST CONSTITUTION BANCORP

P.O. Box 634

2650 Route 130 North

Cranbury, New Jersey 08512

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 20, 2004

Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of Shareholders of 1st Constitution Bancorp (the “Company”) will be held at 3:00 p.m. Eastern Time on Thursday, May 20, 2004, at Forsgate Country Club, 375 Forsgate Drive, Monroe Township, New Jersey, for the purpose of considering and voting upon the following matters:

(1)	The election of three directors to the Company’s Board of Directors;

(2)	The ratification of the selection of Grant Thornton LLP as the Company’s independent accountants for the 2004 fiscal year; and

(3)	The conduct of other business if properly raised.

Shareholders of record at the close of business on March 22, 2004 are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, it is suggested that you execute the enclosed proxy and return it to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later proxy or by delivering a written notice of revocation to the Company.

BY ORDER OF THE BOARD OF DIRECTORS

ROBERT F. MANGANO
President and Chief Executive Officer

IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

You are urged to sign and return the enclosed proxy card to the Company promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

The date of this proxy statement is April 21, 2004.

1ST CONSTITUTION BANCORP

P.O. Box 634

2650 Route 130 North

Cranbury, New Jersey 08512

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD ON MAY 20, 2004

GENERAL PROXY STATEMENT INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors for use in the Company’s Annual Meeting to be held on May 20, 2004, at 3:00 p.m. Eastern Time, at Forsgate Country Club, 375 Forsgate Drive, Monroe Township, New Jersey (the “Annual Meeting”) and at any adjournment of the Annual Meeting.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 21, 2004.

1st Constitution Bank is a subsidiary of the Company and is sometimes referred to as the “Bank.”

Outstanding Securities and Voting Rights and Procedures

The close of business of the Company (5:00 p.m. Eastern Time) on March 22, 2004, has been fixed by the Board of Directors as the record date and time for determining shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only shareholders of record as of that date and hour will be entitled to notice of, and to vote at, the Annual Meeting.

On the Record Date, there were 1,564,663 shares of common stock of the Company outstanding and eligible to be voted at the Annual Meeting. Each share is entitled to one vote on each matter properly brought before the Annual Meeting. There are no other outstanding voting securities of the Company other than Company common stock.

If the enclosed proxy card is properly signed by a shareholder and is not revoked, the shares represented thereby will be voted at the Annual Meeting in the manner specified on the proxy. However, if a proxy solicited by the Board does not specify how it is to be voted, it will be voted as the Board recommends, that is, (a) “FOR” the election of the three nominees for director named in this proxy statement; (b) “FOR” the ratification of the selection of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and (c) in connection with the conduct of other business, if properly raised, in accordance with the judgment of the person or persons voting the proxy. If, for any reason, any nominee for director is unable or unavailable to serve or for good cause will not serve, an event that we do not anticipate, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board or the size of the Board may be reduced.

If any other matters are properly presented at the Annual Meeting for consideration, such as consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote, unless the shareholder otherwise specifies in the proxy. At the date this proxy statement, we do not anticipate that any other matters will be raised at the Annual Meeting.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect a director. Thus, an abstention or a broker “non-vote” will have no effect on the outcome of the vote on election of directors at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of Grant Thornton LLP as the Company’s independent accountants for the 2004 fiscal year.

Election inspectors appointed for the Annual Meeting will tabulate the votes cast by proxy or in person at the meeting. The election inspectors will determine whether or not a quorum is present. Votes will NOT be considered cast if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, directions are given in a written proxy to withhold votes, or if the votes are withheld by a broker.

Revocability of Proxies

Any shareholder giving a proxy has the right to attend and vote at the Annual Meeting in person. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the Annual Meeting. If you submit a proxy and then wish to change your vote or vote in person at the Annual Meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is exercised by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later-dated proxy or written revocation must be received before the meeting by the Corporate Secretary of the Company, at P.O. Box 634, 2650 Route 130 North, Cranbury, New Jersey 08512, or it must be delivered to the Corporate Secretary at the Annual Meeting before proxies are voted.

Multiple Copies of Annual Report and Proxy Statement

When more than one holder of Company common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Company common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

The Company will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in “street name,” at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of our annual report and proxy statement, you may call or write Joseph M. Reardon, Senior Vice President and Treasurer, 1st Constitution Bancorp, at P.O. Box 634, 2650 Route 130 North, Cranbury, New Jersey 08512, telephone (609) 655-4500 or send an e-mail to jmr@1stconstitution.com.

You may also contact Mr. Reardon at the address or telephone number above if you are a shareholder of record of the Company and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of our annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of our annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

Solicitation of Proxies

This proxy solicitation is being made by the Board. The cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile, email, or telegraph by officers, directors and employees of the Company, who will not be specially compensated for such solicitation activities. The Company may retain a proxy-soliciting firm to assist it in soliciting proxies. If so, the Company would pay the proxy-soliciting firm a fee and reimburse it for certain out-of-pocket expenses. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of common stock held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in forwarding the materials.

ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three separate classes of directors, designated as Class I, Class II, and Class III. The director in Class I is serving a three year term which expires in 2006; directors in Class II are serving an initial term of two years which expires at the Annual Meeting; and directors in Class III are serving for an initial term of three years, which expires in 2005, and in each case until their successors are duly elected and qualified. At each annual meeting of shareholders, one class of directors will be elected for terms of three years to succeed those directors in the class whose terms then expire.

The Company’s certificate of incorporation requires each class of directors to consist as nearly as possible of one-third of the authorized number of directors. In the event that a nominee stands for election as a director at an annual meeting as a result of an increase by the Board of Directors of the authorized number of directors and such nominee is to serve in a class of directors whose term is not expiring at such annual meeting, the nominee, if elected, may stand for an initial term expiring concurrent with the expiration of the term of the directors in the class to which such nominee is elected as a director.

The only director nominees for election at the Annual Meeting are (i) two nominees for election as Class II directors, William M. Rue and Frank E. Walsh, III, each of whom, if elected, shall serve a three-year term expiring in 2007 and until their successors are duly elected and qualified, and (ii) one nominee for election as a Class I director – David C. Reed, who, if elected, will serve an initial term of two years expiring in 2006 and until his successor is duly elected and qualified.

The number of nominees was determined by the Board of Directors pursuant to the Company’s By-Laws. If, for any reason, any nominee for director is unable or unavailable to serve or for good cause will not serve, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board or the size of the Board may be reduced. The Board believes that each of the named nominees is available, and, if elected, will be able to serve.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of (i) the nominees for election to director, (ii) the directors whose terms extend beyond 2004, and (iii) the executive officer of the Company who does not also serve as director of the Company, the other positions and offices presently held by such persons with the Company, if any, the period during which such persons have served on the Board of Directors of the Company, the expiration of the individuals terms as director, and the principal occupations and employment of the individuals during the past five years.

NOMINEES FOR ELECTION AT 2004 ANNUAL MEETING

Name and Position with the Company, if any	Age	Class	Director Since	Expiration of Term	Principal Occupation

William M. Rue, Director	56	II	1999	2004	President, Rue Insurance/Trenton, New Jersey

Frank E . Walsh, III, Director	36	II	1999	2004	Vice President, Jupiter Capital Management/Morristown, New Jersey

David C. Reed	53	I	*	*	CEO, Mapleton Nurseries/ Kingston, New Jersey and Managing Director, Reed & Company/Princeton, New Jersey

*	David C. Reed has been nominated to serve as director by the Company’s Nominating Committee in accordance with the Nominating Committee charter and has not previously served as a director of the Company or the Bank.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE 2004 ANNUAL MEETING

Name and Position with the Company, if any	Age	Class	Director Since	Expiration of Term	Principal Occupation

Edward D. Knapp, Director, Chairman of the Board	69	III	1999	2005	Chairman of the Board and Loan Review Officer of 1st Constitution Bank/Cranbury, New Jersey

Robert F. Mangano, Director, President and Chief Executive Officer	58	III	1999	2005	President and Chief Executive Officer, 1st Constitution Bank/Cranbury, New Jersey

Charles S. Crow, III, Director	54	I	1999	2006	Attorney, Crow & Associates, Princeton, New Jersey

EXECUTIVE OFFICER

Name and Position with the Company	Age	Principal Occupation

Joseph M. Reardon, Senior Vice President and Treasurer	51	Senior Vice President and Treasurer 1st Constitution Bank/Cranbury, New Jersey

Directors

Set forth below is the name of, and certain biographical information regarding, the directors of the Company.

Charles S. Crow, III is a partner in the law firm of Crow & Associates in Princeton, New Jersey. From January 1, 1992 to November 30, 1998, Mr. Crow was a partner in the law firm of Crow & Tartanella in Somerset, New Jersey.

Edward D. Knapp has been the Chairman of the Board of the Company and Chairman of the Board of the Bank since 1995. He is the Loan Review Officer of the Bank. Mr. Knapp is the retired President and Chief Executive Officer of First Fidelity Bank, N.A., New Jersey. Mr. Knapp began his career at First Fidelity in 1956, was elected its president in 1978 and retired in 1990.

Robert F. Mangano is the President and Chief Executive Officer of the Company and of the Bank. Prior to joining the Bank in 1996, Mr. Mangano was President and Chief Executive Officer of Urban National Bank, a community bank in the northern part of New Jersey for a period of three years and a Senior Vice President of another bank for one year. Prior to such time, Mr. Mangano held a senior position with Midlantic Corporation for 21 years. Mr. Mangano is a director of the Englewood Hospital Medical Center and serves as Vice Chairman of the Board of the Hospital. Mr. Mangano is on the Executive Board of the George Washington Council of the Boy Scouts of America and has served as Treasurer of the John Harms Theater.

William M. Rue is President of Rue Insurance, an insurance agency, in Trenton, New Jersey. He is also a director of Selective Insurance Group, Inc. Mr. Rue has been a Chartered Property Casualty Underwriter since 1972 and an Associate in Risk Management since 1994. Mr. Rue also serves as a trustee of Rider University and a director of the Robert Wood Johnson University Hospital at Hamilton. Mr. Rue is a member of the Cranbury Township Zoning Board of Adjustment.

Frank E. Walsh, III has been a Vice President of Jupiter Capital Management based in Morristown, New Jersey, since 1991. Jupiter, and its affiliated entities, make investments across numerous asset classes for their clients. Prior to joining Jupiter, Mr. Walsh was an analyst for Kidder Peabody, Inc., in New York City. Mr. Walsh serves as a director for several other charitable and for-profit boards.

No director of the Company other than Mr. Rue is also a director of any company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

All of the above directors of the Company also serve as directors of the Bank.

Director Nominee Not Currently Serving as a Director of the Company.

Set forth below is the name of, and certain biographical information regarding, the director nominee who does not currently serve as a director of the Company.

David C. Reed is a Certified Public Accountant with senior executive experience. Mr. Reed has been the Chief Executive Officer, principal owner, and co-founder of Mapleton Nurseries, a wholesale nursery specializing in container-grown native and ornamental trees and shrubs in Kingston, New Jersey since 1998, and has served as Managing Director of Reed & Company, a privately held wealth management and consulting firm in Princeton, New Jersey since 1995. Mr. Reed has extensive experience with policy development and implementation, establishment and management of international operations, financial and tax planning, risk management, and systems analysis and development.

Executive Officer

Set forth below is the name of, and certain biographical information regarding, an executive officer of the Company who does not serve as a director of the Company.

Joseph M. Reardon is the Senior Vice President and Treasurer of the Company and the Bank. Prior to joining the Bank in May 2000, Mr. Reardon held financial executive positions with a number of firms including most recently 13 years with B.M.J. Financial Corp., a bank holding company ending in April 1997. Mr. Reardon briefly retired from April 1997 to April 1998. He came out of retirement to act as chief financial officer of the New Jersey State Aquarium at Camden, a position he held until April 2000.

Recommendation and Vote Required

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES

Directors will be elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy.

CORPORATE GOVERNANCE

General

The Company is committed to establishing sound principles of corporate governance which promote honest, responsible and ethical business practices. The Company’s corporate governance practices are actively reviewed and evaluated by the Board of Directors and the Nominating Committee. This review includes comparing the Board’s current governance policies and practices with those suggested by authorities active in corporate governance as well as the practices of other public companies. Based upon this evaluation, the Board has adopted those policies and practices that it believes are the most appropriate corporate governance policies and practices for the Company.

Board Independence and Composition

The Board has reviewed all relationships between each director and the Company and, based on this review, the Board has determined that Messrs. Rue, Walsh, and Crow are all independent as such term is defined by Nasdaq.

In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning the director’s independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Board Committees and Meetings

The Company has three standing Committees of the Board of Directors: the Audit Committee, the Nominating Committee, and the Compensation Committee. The Audit Committee charter is attached to this proxy statement as Appendix A, and the Nominating Committee charter is attached to this proxy statement as Appendix B.

The Audit Committee is comprised of Charles S. Crow, III, William M. Rue and Frank E. Walsh, III, each of whom the Board of Directors has determined satisfies the independence and audit committee qualification standards of Nasdaq and the Securities and Exchange Commission (the “SEC”). The Audit Committee serves as a communication point among non-Audit Committee directors, internal auditors, the independent accountants and Company management as their respective duties relate to financial accounting, financial reporting and internal controls. The Audit Committee assists the Board in fulfilling its responsibilities with respect to accounting policies, internal controls, financial and operating controls, standards of corporate conduct and performance, financial reporting practices and sufficiency of auditing.

The Board has determined that all Audit Committee members are able to read and understand financial statements and at least one member has accounting or related financial management expertise in accordance with the applicable Nasdaq rules. The Board has also determined that no member of the Audit Committee is an “audit committee financial expert” within the meaning of the SEC regulations. However, the Board has determined that David C. Reed, a director nominee, qualifies as an “audit committee financial expert,” and in the event that Mr. Reed is elected as a director, the Board expects to elect Mr. Reed as a member of the Audit Committee and that Mr. Reed will serve as the Company’s “audit committee financial expert.” No member of the Audit Committee received any compensation from the Company during fiscal 2003 other than compensation for services as a director.

The Nominating Committee is comprised of Messrs. Rue, Walsh, and Crow, each of whom the Board of Directors has determined is independent within the meaning of the Nasdaq independence standards. The Nominating Committee is responsible for recommending for consideration by the Board candidates to serve as directors of the Company as well as the re-election of current directors.

The Compensation Committee is comprised of Messrs. Rue, Walsh, and Crow, each of whom the Board of Directors has determined is independent within the meaning of the Nasdaq independence standards. The Compensation Committee reviews and approves the compensation arrangements for the Company’s executives and outside directors. Effective as of the date of the Annual Meeting, the Compensation Committee will begin administering the Company’s equity incentive plans, which are currently administered by the Human Resources Committee of the Board of Directors of the Bank.

Attendance at Board Meetings, Committee Meetings, and Annual Meetings; Director Compensation

In fiscal 2003, the Board of Directors held six meetings, (five of which included a meeting of the Board of Directors of the Bank), the Audit Committee held four meetings, the Compensation Committee held two meetings, and the Nominating Committee held no meetings. The Human Resources Committee of the Bank, a committee of the Board of Directors of the Bank that is composed solely of directors who are not employees of the Bank or the Company, which has historically administered the Company’s Employee Stock Option and Restricted Stock Plan, held two meetings in 2003 for the purposes of administering the plan and the consideration of compensation of Company personnel. Each director attended at least 75% of the aggregate meetings of the Board of Directors and of the Committees of which such director was a member.

Unless there are mitigating circumstances, such as medical, family or business emergencies, Board members are expected to participate in all Board meetings and all Committee meetings of which the director is a member and to attend the Company’s annual meeting of shareholders. All Board members attended last year’s annual meeting of shareholders.

During 2003, non-employee directors of the Bank were compensated for services rendered in that capacity at the rate of $400 per Bank Board meeting and $400 per Bank Board committee meeting attended.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines adopted in March 2004 require non-management directors to meet in executive sessions periodically at least two times per year. At each executive session, the non-management directors will select a director to preside at the meeting.

Selection of Director Candidates

The Nominating Committee has established a policy regarding the consideration of director candidates, including those recommended by shareholders. The Nominating Committee, together with the President and other Board members, will from time to time as appropriate identify the need for new Board members. Particular proposed director candidates who satisfy the criteria set forth below and otherwise qualify for membership on the Board will be identified by the Nominating Committee. In identifying candidates, the Nominating Committee will seek input and participation from the President, other Board members, and other appropriate sources, to ensure that all points of view can be considered and the best possible candidates can be identified. The Nominating Committee may also, as appropriate, engage a search firm to assist it in identifying potential candidates. Members of the Nominating Committee, the President and other Board members as appropriate may personally interview selected director candidates and provide input to the Nominating Committee. The Nominating Committee will determine which candidate(s) are to be recommended to the Board for approval.

Shareholders wishing to submit a director candidate for consideration by the Nominating Committee must submit the recommendation to the Nominating Committee, c/o President and Chief Executive Officer, 1st Constitution Bancorp, P.O. Box 634, 2650 Route 130 North, Cranbury, New Jersey 08512 in writing, not less than 120 days nor more than 150 days prior to the first anniversary date of the preceding year’s annual meeting. To ensure that a shareholder wishing to propose a candidate for consideration by the Nominating Committee has a significant stake in the Company, to qualify for consideration by the Nominating Committee, the shareholder submitting the candidate must demonstrate that he or she has been the beneficial owner of at least 1% of the Company’s outstanding shares for a minimum of one year prior to the submission of the request. The request must be accompanied by the same information concerning the director candidate and the recommending shareholder as described in Article I, Section 9 of the Company’s by-laws for shareholder nominations for director. The Nominating Committee may also request any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. Nothing above shall limit a shareholder’s right to propose a nominee for director at an annual meeting in accordance with the procedures set forth in the Company’s by-laws.

All directors play a critical role in guiding the Company’s long-term business strategy and in overseeing the management of the Company. Board candidates are considered based on various criteria which may change over time and as the composition of the Board changes. The following factors, at a minimum, are considered by the Nominating Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;

•	global business and social perspective;

•	if the Committee deems it applicable, whether the candidate would be considered a financial expert or financially literate as described in SEC or Nasdaq rules or an audit committee financial expert as defined by the Sarbanes-Oxley Act of 2002;

•	if the Committee deems it applicable, whether the candidate would be considered independent under Nasdaq rules and the Board’s additional independence guidelines set forth in the Company’s Corporate Governance Guidelines;

•	demonstrated character and reputation, both personal and professional, consistent with the image and reputation of the Company;

•	willingness to apply sound and independent business judgment;

•	ability to work productively with the other members of the Board; and

•	availability for the substantial duties and responsibilities of a director of the Company.

Shareholder Communications Process

Information regarding the Company’s process for shareholders to communicate with the Board of Directors and the manner in which such communications are forwarded is available on the Company’s website located at www.1stconstitution.com, under “About Us.”

Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) which applies to the Company’s chief executive officer and principal financial and accounting officer and to all other Company directors, officers and employees. The Company has filed its Code of Conduct as an exhibit to its 2003 Annual Report on Form 10-K filed with the SEC on March 25, 2004. The Company will disclose any substantive amendments to, or waivers from, provisions of the Code of Conduct made with respect to the chief executive officer or principal financial and accounting officer in a Current Report on Form 8-K filed with the SEC.

The Company has also adopted Corporate Governance Guidelines which are intended to provide guidelines for the governance of the Company by the Board and its committees.

STOCK OWNERSHIP OF MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of the Company common stock as of March 22, 2004 by each director/nominee, by the Company’s named executive officers, by all directors and executive officers as a group, and by any individual or group owning 5% or more of the Company common stock. Except as set forth in the table, the Company knows of no person or group that beneficially owns 5% or more of the Company common stock. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares of Company common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (a)		Percent of Stock
Charles S. Crow, III	7,721	(b)	*
Edward D. Knapp	30,302	(c)	2.1%
Robert F. Mangano	83,906	(d)	5.12%
William M. Rue, C.P.C.U.	55,095	(e)	3.5%
Frank E. Walsh, III	73,025	(f)	4.7%
Joseph M. Reardon	2,809	(g)	*
All Directors and Executives Officers of the Company as a Group (6 Persons)	252,854	(h)	15%

*	less than one percent

(a)	The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial interest” set forth in SEC regulations and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to some of the shares. A person is also deemed to beneficially own shares of Company common stock which such person does not own but has a right to acquire presently or within sixty days after March 22, 2004.

(b)	Includes 971 shares owned directly by Mr. Crow, options to purchase 3,131 shares of Company common stock, 2,282 shares of Company common stock held by Crow & Associates Profit Sharing Plan and 1,337 shares of Company common stock held by Crow Family Associates, LLC.

(c)	Includes 4,842 shares of Company common stock held by Mr. Knapp’s wife, options to purchase 6,380 shares of Company common stock, all of which are currently exercisable, and does not include grants of 2,115 shares of Restricted Stock, which have not been issued, do not vote, and are subject to vesting based on continued service.

(d)	Includes 23,776 shares owned directly by Mr. Mangano, options to purchase 59,440 shares of Company common stock, all of which are currently exercisable, 686 shares of common stock held by The Mangano Trust, and does not include grants of 2,926 shares of Restricted Stock, which have not been issued, do not vote, and are subject to vesting based on continued service.

(e)	Includes 14,704 shares owned directly by Mr. Rue, 25,185 shares owned jointly with Mr. Rue’s wife, 11,025 shares held by Mr. Rue’s wife, 1,050 shares held by Charles E. Rue & Sons, Inc., and options to purchase 3,131 shares of Company common stock.

(f)	Includes 1,360 shares owned directly by Mr. Walsh, 68,534 shares of Company common stock owned by Waterville Partners, L.P., over which Mr. Walsh may be deemed to have beneficial ownership, and includes options to purchase 3,131 shares of Company common stock.

(g)	Mr. Reardon owns 1,106 shares directly. The amount in the table also includes options to purchase 1,703 shares of Company common stock, all of which are currently exercisable and does not include grants of 1,059 shares of Restricted Stock, which have not been issued, do not vote, and are subject to vesting based on continued service.

(h)	Includes options to purchase 76,916 shares of Company common stock and does not include 6,100 unvested awards of Restricted Stock, which have not been issued, do not vote, and are subject to vesting based on continued service.

EXECUTIVE COMPENSATION

The following table is a summary of certain information concerning compensation during the last three fiscal years paid to the Company’s named executive officers (the only executive officers of the Company whose total cash compensation exceeded $100,000 for the year ended December 31, 2003).

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation
						Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Stock Option Grants (#)	Other Compensation ($)
Robert F. Mangano,	2003	265,000	118,750	13,785	(1)	58,443	(2)	—	6,000	(3)
President and Chief	2002	240,000	110,000	11,150	(1)	29,211	(2)	—	5,500	(3)
Executive Officer	2001	220,000	110,000	11,085	(1)	—		—	5,250	(3)

Joseph M. Reardon,	2003	110,000	21,000	652		13,792	(2)	1,050	3,344	(3)
Senior Vice President	2002	103,132	17,000	—		8,358	(2)	1,575	2,530	(3)
and Treasurer	2001	87,521	10,000	—		5,103	(2)	551	1,340	(3)

(1)	Includes the value of life insurance in excess of $50,000 and an annuity contract.

(2)	Subject to a vesting schedule of 25% each year over four years.

(3)	Represents Company contribution under 401(k) Plan.

Stock Option Grants in 2003

The following table shows all stock option grants during 2003 to the named executive officers and the potential value of options granted during 2003. The Company did not use SARs as compensation in 2003.

STOCK OPTION GRANTS/SARS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/ SARs Granted(#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Joseph M. Reardon	1,050	27	27.99	December 19, 2013

Aggregated Option Exercises in 2003 and Year-End Option Value

The following table shows options exercised, if any, during 2003, and the value of unexercised options held at year-end 2003, by the named executive officers. The Company did not use SARs as compensation in 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END

OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/ SARs at FY- End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable
Robert F. Mangano	22,357	494,090	59,440/—	1,840,262/—
Joseph M. Reardon	—	—	1,703/2,184	52,725/67,617

Employment Contracts and Termination of Employment and Change of Control Arrangements

The Company entered into a three-year employment agreement with Mr. Mangano, its President and Chief Executive Officer, dated as of April 22, 1999 (the “Employment Agreement”). The term of the employment agreement is subject to automatic one year extensions unless terminated. The Employment Agreement provides for a base salary of $180,000 per annum or such higher rate as the Board may establish. Pursuant to the Employment Agreement, Mr. Mangano received a base salary of $265,000 for services provided in 2003. The Employment Agreement provides for: (i) participation by Mr. Mangano in the Company’s stock option plans, (ii) the creation of a bonus plan for Mr. Mangano, and (iii) participation in the Company’s employee benefit plans. The Employment Agreement may be terminated in the event of the death or Disability (as defined in the Employment Agreement) of Mr. Mangano or for Just Cause (as defined in the Employment Agreement).

In the event of the termination of the Employment Agreement within 12 months after a Change in Control (as defined in the Employment Agreement) without Mr. Mangano’s prior written consent and for reasons other than Good Reason (as defined in the Employment Agreement), Just Cause, death, or Disability, unless the Bank was placed in conservatorship or receivership in connection with the Change in Control and the Board determines in good faith that the Change in Control was directed by or otherwise required by the FDIC, Mr. Mangano would be entitled to receive in a lump sum payment within 10 days after such termination of an amount equal to the greater of (i) two times the base annual compensation plus a prorated projected annual cash bonus, and (ii) the base annual compensation for the balance of the remaining term of the Employment Agreement plus a prorated projected annual cash bonus. Mr. Mangano is subject to a covenant not to compete for one year following the termination of his employment with the Company. Mr. Mangano may also be entitled to receive the foregoing Change in Control payment upon his voluntary termination of the Employment Agreement within 12 months after a Change in Control for certain reasons set forth in the Employment Agreement.

Stock Option Plans

(a) Key Employee Plan and 1996 Stock Option Plan.

The Bank’s 1990 Employee Stock Option Plan for Key Employees, as amended (the “Key Employee Plan”), was adopted by the Board of the Bank and approved by the shareholders of the Bank in March 1990. The Bank’s 1996 Employee Stock Option Plan (the “Stock Option Plan”) was adopted by the Board and approved by the shareholders in March 1997. In 1999, as part of the formation of the Company as a holding company for the Bank, the Key Employee Plan and the Stock Option Plan (collectively, the “Option Plans”) were each amended so that no further grants may be made thereunder, and each option to purchase one share of Bank common stock was converted into an option to purchase one share of Company common stock, and such plans were thereafter administered by a committee of the Board of Directors of the Company rather than a committee of the Board of Directors of the Bank.

As of the date of this Proxy Statement, options for 10,948 shares (as adjusted for all stock dividends) were outstanding under the Key Employee Plan, and options for 64,296 shares (as adjusted for all stock dividends) were outstanding under the Stock Option Plan.

(b) Employee Stock Option Plan

The Employee Stock Option and Restricted Stock Plan (the “Plan”) was adopted by the Board of the Company and approved by the shareholders in April 2000. Under the Plan, the Company may issue stock options (“Options”) for up to 231,525 shares of its common stock (“Shares”) to eligible employees, independent contractors, agents and consultants of the Company and its subsidiaries, but excluding non-employee directors of the Company, to aid in attracting and retaining employees, independent contractors, agents and consultants, and to closely align their interests with those of shareholders. The Company may also issue shares of Company common stock under the Plan (the “Restricted Stock”) as a bonus to any employee for such consideration as determined by the committee in accordance with applicable laws.

The Plan is administered by the Human Resources Committee of the Bank, a committee of the Board of Directors of the Bank that is composed solely of directors who are not employees of the Bank or the Company. Effective as of the date of the Annual Meeting, the Plan will be administered by the Company’s Compensation Committee, which will determine the terms of each grant under the Plan. Under the Plan, the option price must equal the fair market value of the Company common stock at the time of grant, and the term of any option cannot exceed 10 years from the date of the grant. The number of shares of Company common stock covered by the Plan, and the amount and option price for each outstanding option shall be proportionally adjusted for any increase or decrease in the number of issued shares of Company common stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

As of the date of this proxy statement, options for 14,271 shares (as adjusted for all stock dividends) were outstanding under the Plan and 17,430 shares of Restricted Stock, subject to vesting based on continued service, have been granted under the Plan.

(c) Directors Plan

The Board has adopted a Directors Stock Option and Restricted Stock Plan for non-employee directors (the “Directors Plan”). The Directors Plan provides for options to purchase a total of not more than 60,775 shares of Company common stock by non-employee directors of the Company and its subsidiaries, including the Bank. As of the date of this Proxy Statement, options for 27,417 shares (as adjusted for all stock dividends) were outstanding under the Directors Plan.

The Directors Plan is administered by a committee of the Board of the Company, comprised of two members of the Board who are outside directors, which determines the terms of each grant under such Directors Plan. Under the Directors Plan, the option price must equal the fair market value of the Company common stock at the time of grant, and the term of any option cannot exceed 10 years from the date of the grant. The number of shares of Company common stock covered by the Directors Plan, and the amount and option price for each outstanding option shall be proportionally adjusted for any increase or decrease in the number of issued shares of Company common stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

Supplemental Executive Retirement Plan

The Company adopted the 1st Constitution Bancorp Supplemental Executive Retirement Plan (the “SERP”) effective as of September 4, 2002. Under the terms of the SERP, a committee (the “Committee”) of the Company’s Board of Directors is authorized to select executives of the Company and the Bank for participation therein. The current participants who are executive officers are Messrs. Mangano and Reardon.

Under the terms of the SERP, participants earn the right to an annual nonqualified pension benefit to be paid following termination of employment, subject to a vesting schedule. The SERP benefit is generally equal to their final base compensation, multiplied by a multiplier percentage selected for such participant by the Committee. The multiplier percentages for Messrs. Mangano and Reardon are 50%, and 25%, respectively. Final base compensation is generally equal to the participant’s highest annual rate of base compensation in effect during the twelve month period prior to termination of employment. In the event that a participant terminates employment prior to age 65 (for reasons other than disability, death or change of control (as defined in the SERP)), then the SERP benefit is reduced by five percent (5%) for each full or partial year by which the participant’s termination date precedes his or her attainment of age 65.

A participant’s SERP benefit is further subject to a vesting schedule. The vesting schedule generally provides that for each full year of service with the Company or the Bank (including years of service prior to the implementation of the SERP), the participant earns ten percent (10%) of vesting credit. For example, a participant who has six full years of service will be 60% vested in his or her SERP benefit. A participant will become fully vested, however, in the event of the occurrence of his or her death or disability while employed by the Company or the Bank, or upon the occurrence of a change of control (as defined in the SERP). A participant will also automatically become fully vested upon attainment of age 65, if employed on that date. Forfeiture of all rights to the SERP benefit would occur upon termination for cause (as defined in the SERP).

In the event that a participant commences receipt of his or her SERP benefit following age 65 (or following a change of control), the participant will be entitled to a lifetime annuity with a 15 year minimum guaranteed payout period, or the actuarial equivalent thereof. For payments commencing prior to age 65 (assuming no change of control), the participant will be entitled to a 15 year guarantee payout (but without a life annuity), or the actuarial equivalent thereof. In the event of termination of employment as a result of disability, the participant will be entitled to his or her SERP benefit commencing at age 65, unreduced for early retirement, in the form of a lifetime annuity with a 15 year minimum guaranteed payout period. For terminations following a change of control, the SERP benefit will be paid at age 65 or at any time following termination of employment (at the election of the participant), with a five percent (5%) reduction for each year (or portion thereof) by which the commencement date precedes the participant’s 65th birthday.

Directors’ Deferral Plan

The Company adopted the 1st Constitution Bancorp Directors’ Deferral Plan (the “Directors’ Deferral Plan”) effective as of September 4, 2002. Under the terms of the Directors’ Deferral Plan, members of the Board of Directors of the Company and/or the Bank who are not current employees may voluntarily elect to defer receipt of some or all of the directors’ fees and retainer amounts that would otherwise be payable to them.

Amounts that are deferred under the Directors’ Deferral Plan will be credited with an interest component calculated in one of two ways. A participating Director must choose which calculation methodology will apply for a given year, and must make the choice prior to the commencement of such year. The first interest rate component is equal to the prime rate, determined as of the first business day of the given calendar year (except for the 2002 year, for which the rate was determined as of the effective date). The second interest rate component is equal to the performance of the Company’s common stock during the course of the year (determined by averaging the closing prices of the Company’s common stock for each business day during the year), except that for this component there are certain minimum and maximum crediting rates, with such rates being four percent (4%) and twelve percent (12%) respectively.

Amounts paid under the Directors’ Deferral Plan will be paid in cash only. Amounts paid under the Directors’ Deferral Plan will be paid either in the form of a single lump sum, or in installments over a period of ten years, commencing following termination of service as a Director. The Directors’ Deferral Plan also provides for payment in the form of a single lump sum in the event of the death of a Director, and further provides for limited ability to receive payment prior to termination of service in the event of an unforeseeable emergency. Furthermore, in the event of a change of control of the Company (as defined in the Directors’ Deferral Plan), the Directors’ Deferral Plan will terminate automatically and all amounts credited thereunder will be distributed in the form of single lump sums to the participants or their beneficiaries. During 2002, no Directors of the Company participated in the Directors’ Deferral Plan.

Executive Life Insurance Agreements

The Bank entered into a life insurance arrangement with several executives in 2002. Under the terms of the individual life insurance agreements (the “Agreements”), the covered employees obtain current life insurance protection while employed, and cash value accumulates under the underlying policies. In the event that a covered employee terminates employment with the Bank, then coverage and all rights of the employee under the Agreement and the policies ceases, unless the employee had both attained age 60 and completed ten years of service with the Bank (including years of service prior to implementation of the Agreements) at the time of termination of employment, in which case coverage will remain in effect until death. In addition, in the event of a change of control (as defined in the Agreements) prior to termination of employment, coverage will remain in effect until death. Coverage would cease in the event of termination of employment for cause (as defined in the Agreements). The Bank pays all premiums with respect to the policies.

The Bank owns the policies and all cash values thereunder. Upon the death of the covered employee, if the Agreement is still in effect, the death proceeds will be used by the Bank to pay to the insured’s beneficiary an amount equal to three times the covered employee’s base annual salary (not including bonus or other forms of compensation) in effect at the time of his or her death or retirement, minus amounts payable by reason of any other group term insurance coverage provide by the Bank. The Bank is entitled to all other amounts payable under the policies. During 2003, Messrs. Mangano and Reardon were parties to these agreements.

Directors’ Insurance Plan

The Company adopted the 1st Constitution Bancorp Directors’ Insurance Plan (the “Directors’ Insurance Plan”), effective as of October 1, 2002, as amended on February 19, 2004. The Directors’ Insurance Plan covers all individuals who were members of the Board of Directors of the Company or of the Bank (who were not also employees of the Company or the Bank) on the effective date. Thereafter, members of the Board of Directors of the Company or of the Bank shall become participants in the Directors’ Insurance Plan after completion of ten years of service as a member of the applicable Board of Directors (provided that they are not then employed by the Company or the Bank).

Under the Directors’ Insurance Plan, a covered individual is provided with term insurance coverage in the amount of one hundred thousand dollars. Coverage will remain in effect even if the individual’s service as a member of the Board of Directors ceases.

The Company pays all premiums due under the Directors’ Insurance Plan, and has all ownership rights to the policies and all cash values thereunder.

The Directors’ Insurance Plan may be amended, suspended or terminated at any time, except that (i) any amendment, suspension or termination of the Directors’ Insurance Plan with respect to a particular director that is not applicable to all other participants does not require the approval of the particular director unless “Cause” (as defined in the Directors’ Insurance Plan) exists with respect to the director, and (ii) termination may not occur without the consent of an affected director following a “Change of Control” (as defined in the Directors’ Insurance Plan). The Directors’ Insurance Plan may be terminated or suspended (in whole or in part) nevertheless at any time if failure to terminate or suspend the Plan would subject the Company, its officers or directors to sanctions by a regulatory agency.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Crow (Chairman), Rue, and Walsh. An affiliate of Mr. Walsh has engaged in a loan transaction with the Bank, and Mr. Rue owns 25% of a real estate partnership which is subject to a mortgage in favor of the Bank. All loans by the Bank to such persons (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

CERTAIN TRANSACTIONS WITH MANAGEMENT

The Company, through its subsidiary the Bank, has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2003, the Bank had total loans and loan commitments outstanding to directors and executive officers and their affiliates of approximately $5.2 million, or approximately 22% of total shareholder’s equity at that date.

William M. Rue, a director of the Company and the Bank and a shareholder of the Company, owns 25% of a real estate partnership which is subject to a mortgage in favor of the Bank. Such loan was made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

The Company entered into an Agreement for Consulting Services (the “Agreement”) with Edward D. Knapp, as of September 4, 2002, to be effective upon his retirement. Under the terms of the Agreement, the Company has agreed to pay Mr. Knapp an annual sum equal to fifty percent of his highest base salary (including any base salary paid by the Bank) in effect during the final year of his employment with the Company. Under the Agreement, the annual amount will be paid ratably on a monthly basis for a total of 10 years, in exchange for Mr. Knapp’s agreeing to provide limited consulting services to the senior management team and to the Boards of Directors as requested. In addition, Mr. Knapp has agreed to not compete (as an employee, owner, director or otherwise) with the Company (without consent) during the term of the Agreement. Payments would cease in the event that Mr. Knapp’s arrangement were terminated for cause, or if an applicable regulatory agency were to require such termination or cessation or if failure to terminate or cease such payment would subject the Company or its subsidiaries, officers or directors to sanctions.

Mr. Knapp has the authority under the Agreement to defer receipt of payment of the consulting payments that he earns under the Agreement. In addition, in the event that Mr. Knapp were to die prior to the end of the ten year term of the Agreement, then all remaining payments to be made under the Agreement will be discounted to present value (using a current U.S. Treasury rate) and paid to his designated beneficiary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Based on a review of the copies of reports furnished to the Company, the Company believes that during the year ended December 31, 2003, all filing requirements applicable to its officers, directors and 10% beneficial owners were met, except for one Form 4 to report transactions on behalf of William Rue that was filed on June 2, 2003.

Board Compensation Committee Report on Executive Compensation

Compensation decisions for the Company’s Chief Executive Officer and the other named executive officers for fiscal 2003 were reviewed and determined by the Compensation Committee.

The overall objectives of the Company’s executive compensation program are to attract and retain the highest quality executives to manage and lead the Company, and to provide annual and long term incentives to management, based on both Company performance and individual performance, in order to build and sustain value for shareholders.

The Company’s executive compensation program for fiscal 2003 was reviewed and approved by the Compensation Committee. A national compensation consultant is regularly retained by the Compensation Committee to assist in reviewing competitive compensation programs for the Company in connection with the Company’s senior officers, including the Chief Executive Officer and each of the other named executive officers as well as other members of the management group. This review includes examination of the compensation levels reported for senior executives of a survey group of retailers. The survey group is not the same group of companies included in the Peer Group Index set forth in the Company’s Performance Graph below because, in the view of the Compensation Committee and its compensation consultant, the companies in the index are not necessarily the most representative group for purposes of determining competitive compensation pay practices for the senior executives. The Compensation Committee reviews the competitiveness of the Company’s executive compensation practices on an annual basis.

Annual Base Salary. Annual base salaries for the Chief Executive Officer and the other named executives were initially established at approximately the mean of the range of salaries considered in the survey group, with increases through fiscal 2003 made by the Compensation Committee based on its view of appropriate competitive annual base salary levels for such executives. Actual total remuneration levels may range below or above target in any one year and over a period of years based on performance against annual and long-term goals as well as market price of the Company’s shares.

Stock Based and Long Term Incentive Compensation. The Board of Directors and the Compensation Committee are of the view that stock ownership or its equivalent by management aligns the interest of management with the Company’s shareholders. Stock options are granted at fair market value and are intended to align executive compensation opportunities with shareholder returns. Stock options granted during fiscal 2003 were part of the Compensation Committee’s customary annual review and these option grants were made at levels which the Compensation Committee determined to be appropriate long term equity-based incentives to such executives. In determining the specific levels of individual option grants for fiscal 2003 for the Chief Executive Officer and each of the other executive officers, the Compensation Committee considered and weighed a number of factors, including the duties and responsibilities of the officer in question, the performance of the Company and of the particular officer in 2003, the performance anticipated from the officer in 2004 and future years and certain competitive factors.

Compliance With Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally allows a deduction to publicly traded companies for certain qualifying performance-based compensation. Section 162(m) disallows a deduction to the extent certain non-performance based compensation over $1 million paid to the Chief Executive Officer or to any of the other named executive officers. The Company believes that Section 162(m) deduction limits for fiscal 2004 will not be applicable or, if applicable, would not be material in terms of net financial effect. Therefore the Company does not intend to seek to change any fiscal 2004 compensation arrangements. The Company and the Compensation Committee will continue to monitor this matter.

Compensation Committee

CHARLES S. CROW, III (Chair) WILLIAM M. RUE FRANK E. WALSH, III

Performance Graph

The following graph compares the percentage change in the cumulative total shareholders’ return on the Company’s common stock on an annual basis from December 31, 1998 through December 31, 2003, with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Index for the same period. In accordance with the SEC rules, the returns are indexed to a value of $100 at December 31, 1998 and it is assumed that all dividends were reinvested.

The Nasdaq Bank Index is currently comprised of 563 companies in the banking industry. The returns of each issuer in the Nasdaq Bank Index have been weighted according to the issuer’s stock market capitalization at the beginning of each period for which a return is indicated.

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
1st Constitution Bancorp	100.00	127.75	84.52	169.78	242.28	276.59
Nasdaq Stock Market (U.S.)	100.00	190.62	127.67	70.42	64.84	91.16
Nasdaq Bank	100.00	96.57	111.79	121.14	123.12	157.59

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors of the Company is comprised of three independent directors appointed by the Board of Directors (each of whom is independent under applicable rules of the National Association of Securities Dealers). The Audit Committee operates under a charter that was adopted in March 2004. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent accountants.

Management is responsible for the Company’s internal accounting and financial controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board.

In overseeing the preparation of the Company’s financial statements, the Committee met with both management and the Company’s independent accountants to review and discuss all financial statements included in reports of the Company prior to their issuance and to discuss significant accounting issues. Management represented to the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee’s review included discussion with the outside accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside accountants, the Committee discussed with KPMG LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and whether the additional services provided by KPMG LLP to the Company were compatible with maintaining their independence. The Committee determined that such services were so compatible.

The Committee monitored the scope and adequacy of the Company’s internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate, and reviewed the Company’s procedures and internal control processes designed to ensure accurate and fair financial reporting, including those relating to certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC.

In 2003, the Committee together with the Board of Directors, implemented various changes and actions in response to the requirements of the Sarbanes-Oxley Act, SEC regulations, and Nasdaq corporate governance standards, as they impact the Committee, the financial reporting process and internal controls procedures. In March 2004, the Committee adopted procedures to review and pre-approve all audit and non-audit services performed by the Company’s independent accountants.

On the basis of the foregoing described reviews and discussions, the Committee recommended to the Board of Directors that the Board approve for inclusion of the Company’s audited financial statements in the Company’s Annual Report in Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

Members of the Audit Committee

CHARLES S. CROW, III (Chair) WILLIAM M. RUE FRANK E. WALSH, III

PROPOSAL — RATIFICATION OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

On April 1, 2004, the Audit Committee of the Board of Directors terminated KPMG LLP as the Company’s independent public accountant and engaged Grant Thornton LLP to serve as the Company’s independent public accountant for the fiscal year 2004.

KPMG LLP’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2003 and 2002, and through April 1, 2004, there were (i) no disagreements with KPMG LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years, and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2003 and 2002 and through April 1, 2004, the Company did not consult Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company provided KPMG LLP a copy of the foregoing disclosure prior to filing its Form 8-K with the SEC on April 5, 2004 reporting under Item 4 the change in the Company’s certifying accountant described above.

Each of Grant Thornton LLP and KPMG LLP has advised the Company that one or more of its respective representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

In addition to selecting Grant Thornton LLP as the Company’s independent accountant for the Company’s 2004 fiscal year, the Audit Committee has directed that management submit the selection of independent accountant for ratification by the Company’s shareholders at the 2004 Annual Meeting. Representatives of Grant Thornton LLP are expected to be present at the 2004 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Shareholder ratification of the selection of Grant Thornton LLP as the Company’s independent accountant is not required by the Company’s by-laws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. The shares of common stock represented by the proxies being solicited will be voted FOR the ratification of the selection of Grant Thornton LLP as the Company’s independent accountant for the Company’s 2004 fiscal year.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee of the Board of Directors appointed KPMG LLP as independent accountants to examine the Company’s consolidated financial statements for the fiscal year ending December 31, 2003 and to render other professional services as required.

Aggregate fees billed by the Company’s principal accountants, KPMG LLP, for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

Type of Service	2003	2002
Audit Fees (1)	$97,000	$63,500
Audit-Related Fees	—	—
Tax Fees (2)	1,500	—
All Other Fees (3)	—	—

Total	$98,500	$63,500

(1)	Comprised of the audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements, as well as consents to SEC filings.

(2)	Comprised of services for tax advice.

(3)	In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee established policies and procedures under which all audit and non-audit services performed by the Company’s principal accountants must be approved in advance by the Audit Committee. As provided in the Sarbanes-Oxley Act, all audit and non-audit services to be provided after May 6, 2003 must be pre-approved by the Audit Committee in accordance with these policies and procedures.

Audit Committee Pre-Approval Procedures

The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the Company’s independent accountants. The policy requires that all services to be performed by the Company’s independent accountants, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. The policy permits the Audit Committee to delegate pre-approval authority to one or more members, provided that any pre-approval decisions are reported to the Audit Committee at its next meeting. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent accountants, and management may present additional services for approval. Since the May 6, 2003 effective date of the new SEC rule applicable to services being provided by the independent accountants, each new engagement of the Company’s independent accountants was approved in advance by the Audit Committee.

Required Vote

The affirmative vote of the majority of votes cast is required to ratify the Board’s selection of an auditor.

THE BOARD UNANIMOUSLY RECOMMENDS RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR 2004.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Annual Meeting. However, in the event such other matters come before the meeting, the persons named on the white proxy card will have the discretion to vote on those matters using their best judgment.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus any substantive proposal, including shareholder proposals, must be referred to in the Company’s notice of shareholders’ meeting for the proposal to be properly considered at a shareholders’ meeting.

Proposals of shareholders which are eligible to be included in the Company’s 2005 proxy materials must be received by the Secretary of the Company no later than December 22, 2004.

If the Company changes the date of its 2005 annual meeting to a date more than 30 days from the date of its 2004 annual meeting, then the deadline for submission of shareholder proposals will be changed to a reasonable time before the Company begins to print and mail its proxy materials. If the Company changes the date of its 2004 Annual Meeting in a manner that alters the deadline, the Company will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

Shareholders are urged to sign the enclosed Proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

By Order of the Board of Directors

ROBERT F. MANGANO
President and Chief Executive Officer

A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS A COMBINED REPORT WITH THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE, UPON RECEIPT OF A REQUEST ADDRESSED TO THE CORPORATE SECRETARY, 1ST CONSTITUTION BANCORP, 2650 ROUTE 130 NORTH, CRANBURY, NEW JERSEY 08512.

EXHIBIT A

1ST CONSTITUTION BANCORP

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring: (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditor, and (4) the compliance by the Company with legal and regulatory requirements. The term “Company” as used herein means 1st Constitution Bancorp.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq and applicable federal law. At least one member of the Audit Committee shall qualify as a “financial expert” in accordance with applicable SEC rules.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Company’s Nominating Committee. One of the members shall be appointed Audit Committee Chairperson by the Board of Directors. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Audit Committee is to serve as a focal point for communication among non-committee directors, the independent auditor, internal auditor and the Company’s management, as their duties relate to financial accounting, reporting and internal controls. The Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies, internal, financial and operating controls, ensuring adequate policies, practices and procedures to properly safeguard the security of the Company’s physical assets and personnel, standards of corporate conduct and performance, reporting practices of the Company and the sufficiency of auditing relative thereto. It is to be the Board’s principal agent in assuring the independence and adequacy of the Company’s independent auditor and internal audit department, the integrity of the Company’s management and the adequacy of disclosure to shareholders.

The Audit Committee shall have the sole authority to appoint or replace the independent auditor and shall have principal responsibility on the behalf of the Board for the oversight of the independent auditor. The Audit Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditor. The Audit Committee shall consult with management but shall not delegate these responsibilities.

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may when appropriate delegate authority to one or more of its members or to one or more subcommittees.

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The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend meetings of the Committee or to meet with any members of or advisors or consultants to the Committee. The Audit Committee shall meet with management, with the internal auditors and with the independent auditor in separate executive sessions at least quarterly.

The Audit Committee shall provide regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and with the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and with the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and with the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting policies and practices, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

4.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as prospective financial information and earnings guidance provided to analysts and rating agencies.

5.	Discuss with management and the independent auditor the effect on the Company’s financial statements of regulatory and accounting initiatives as well as any off-balance sheet structures.

6.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a)	the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

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(b)	the management letter provided by the independent auditor and the Company’s response to that letter.

(c)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company’s Relationship with the Independent Auditor

1.	Review the experience and qualifications of the senior members of the independent auditor team.

2.	Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality control procedures, (b) any material issues raised by the most recent quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

3.	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm on a regular basis.

4.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

5.	Discuss with the independent auditor any issues on which the national office of the independent auditor has been consulted by the independent auditor’s audit team.

6.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

1.	Periodically review the functions, responsibility and performance of the internal auditing team.

2.	Review significant reports to management prepared by the internal auditing department and management’s responses.

3.	Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

1.	Obtain from the independent auditor assurance that Section 10A (“Audit Requirements”) of the Securities Exchange Act of 1934 has not been implicated.

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2.	Obtain reports from management, the Company’s internal auditing team and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and with the Company’s code of business conduct and ethics.

3.	Review and, if appropriate, approve all material transactions with affiliated entities or other related parties or persons.

4.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

5.	Discuss with the Company’s legal counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Procedures For Employee And Other

Third Party Complaints And Inquiries

The Audit Committee is responsible for establishing, and periodically reviewing, procedures for:

(1) the receipt, retention and treatment of any complaints received by the Company or its subsidiaries concerning any accounting, internal controls, or auditing matters; and

(2) the submission by any Company employee of any claims or concerns regarding questionable accounting or auditing matters.

The Audit Committee will work with the Company’s internal audit staff in developing these procedures. The Company’s internal audit staff and the senior financial staff will be responsible for insuring that any material claim or other communication concerning the foregoing matters is brought to the attention of the Chairperson of the Audit Committee.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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EXHIBIT B

1ST CONSTITUTION BANCORP

Nominating Committee Charter

Purpose

The Nominating Committee (the “Committee”) of 1st Constitution Bancorp (the “Company”) is appointed by the Board of Directors of the Company (the “Board”):

(1)	to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board, consistent with the criteria set forth in the Company’s Corporate Governance Guidelines, the director nominees for the next annual meeting of shareholders and directors to fill any vacancies between annual meetings;

(2)	to develop and recommend to the Board the corporate governance guidelines applicable to the Company;

(3)	to lead the Board in its annual review of the Board’s performance;

(4)	to recommend to the Board director nominees for each Board committee; and

(5)	to review and revise as necessary the Company’s Code of Business Conduct and Ethics.

Committee Membership

The Committee shall consist of no fewer than three members. The members of Committee shall meet the Nasdaq independence requirements.

The members of the Committee shall be appointed and replaced by the Board.

Committee Authority and Responsibilities

1.	The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors without the requirement to consult management.

2.	The Committee shall actively seek and identify individuals qualified to become Board members for recommendation to the Board when vacancies occur in the Board.

3.	The Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.

4.	The Committee shall review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

5.	The Committee may form and delegate authority to subcommittees when appropriate.

6.	The Committee shall make regular reports to the Board.

7.	The Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

1ST CONSTITUTION BANCORP

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Stockholders on May 20, 2004

The undersigned hereby appoints Robert F. Mangano and Joseph M. Reardon and each of them, with full power of substitution, as attorneys and proxies for the undersigned, to attend the annual meeting of shareholders of 1st Constitution Bancorp (the “Company”), to be held at Forsgate Country Club, 375 Forsgate Drive, Monroe Township, New Jersey, on May 20, 2004, at 3:00 p.m. Eastern Time, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1. To vote for the following nominees for election as director of the Company:	For	Withhold	For All Except

	☐	☐	☐
William M. Rue Frank E. Walsh, III David C. Reed

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2 Ratify selection of Grant Thornton LLP as independent auditor of the Company.	For	Against	Abstain

	☐	☐	☐

3. In their discretion, on the conduct of other business if properly raised.

The Proxies will vote as specified herein or, if a choice is not specified, they will vote “For” the nominee listed in Item 1 and “For” the proposal set forth in Item 2, and “For” the conduct of other business if properly raised.

This Proxy is solicited by the Board of Directors of the Company.

Please sign exactly as your names appear hereon, indicating, where proper, official position or representative capacity.

Date: , 2004

(Signatures)